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                                                                     Exhibit 14D

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors of
     Mercantile Mutual Funds, Inc.:

We hereby consent to the incorporation by reference in the Registration Statement on Form N-14 (the "Registration Statement") of our reports dated January 21, 2000 on our audits of the financial statements of the Mercantile Conning Money Market Portfolio, Mercantile Treasury Money Market Portfolio, Mercantile Money Market Portfolio, Mercantile Tax-Exempt Money Market Portfolio, Mercantile U.S. Government Securities Portfolio, Mercantile Intermediate Corporate Bond Portfolio, Mercantile Bond Index Portfolio, Mercantile Government & Corporate Bond Portfolio, Mercantile Short-Intermediate Municipal Portfolio, Mercantile Missouri Tax-Exempt Bond Portfolio, Mercantile National Municipal Bond Portfolio, Mercantile Balanced Portfolio, Mercantile Equity Income Portfolio, Mercantile Equity Index Portfolio, Mercantile Growth & Income Equity Portfolio, Mercantile Growth Equity Portfolio, Mercantile Small Cap Equity Portfolio, Mercantile Small Cap Equity Index Portfolio and Mercantile International Equity Portfolio (collectively hereafter referred to as the "Funds") which reports are included in the November 30, 1999 Annual Reports to Shareholders for the Funds which are incorporated by reference into the Registration Statement. We also consent to the incorporation by reference in the Prospectuses and Statements of Additional Information of the Funds filed as exhibits to the Registration Statement and incorporated by reference in the Registration Statement of our reports dated January 21, 2000, relating to the financial statements appearing in the November 30, 1999 Annual Reports of the Funds. We further consent to the references to our Firm in the Registration Statement under the headings "Financial Statements" and "Other Service Providers for the Mercantile Funds and Firstar Funds" and to the references to us under the heading "Financial Highlights" in the Prospectuses dated March 31, 2000 for the Funds and under the headings "Independent Auditors" and "Financial Statements" in the Statements of Additional Information dated March 31, 2000 for the Funds.

KPMG LLP

Columbus, OH
August 31, 2000